UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Waiver of Stockholders’ Agreement Restrictions

The Company’s founders have been subject to selling restrictions imposed by stockholders’ agreements entered into with the Company and the New Mountain Funds, among others. The stockholders’ agreements have generally applied to Company securities obtained by persons (i) prior to or in connection with the Company’s recapitalization in 2005, (ii) pursuant to equity awards made under the Company’s equity plans or (iii) in connection with acquisitions made by the Company.

On May 21, 2010, the Company and the New Mountain Funds waived the selling restrictions imposed by the stockholders’ agreements with respect to 500,000 shares of the Company’s common stock held by a trust, of which Mr. Donald deLaski, one of the Company’s co-founders, is the sole trustee. Approximately one million additional shares of the Company’s common stock held by that trust remain subject to the restrictions and requirements imposed by the stockholders’ agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Donald deLaski Waiver Letter Agreement, dated May 21, 2010, among Deltek, Inc., New Mountain Capital and Donald deLaski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2010	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	Donald deLaski Waiver Letter Agreement, dated May 21, 2010, among Deltek, Inc., New Mountain Capital and Donald deLaski